SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☑	Preliminary Information Statement	☐.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☐	Definitive Information Statement

Your Event, Inc.

(Name of Registrant as Specified in Its Charter)

______________________________

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YOUR EVENT, INC.

1601 Pacific Coast Highway Suite 250

Hermosa Beach, CA 90254

Telephone: 310-698-0728

To the Holders of Common Stock of Your Event, Inc.:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent by our Board of Directors and eight (8) of our largest stockholders holding the voting rights equivalent to 74% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20-days after the mailing of this Information Statement are as follows:

Changing the corporate name from Your Event, Inc. to Hello Sports, Inc.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Takahito Yasuki

Takahito Yasuki

Chief Executive Officer

[date]

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

[date]

GENERAL INFORMATION

Item 1. Information Required by Items of Schedule 14A

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Your Event, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about December 20, 2013, the Company received written consents in lieu of a meeting of Stockholders from eight (8) stockholder, without any general solicitation, who owns 17,290,000 shares representing approximately 74% of the 23,243,835 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Board of Directors, to effect a corporate name from Your Event, Inc. to Hello Sports, Inc.

On November 29, 2013, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on December 20, 2013, in accordance with the Nevada Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ACTIONS TO BE TAKEN

This Information Statement contains a summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

EXPLANATION OF ACTIONS TO BE TAKEN

AMENDMENT OF THE ARTICLES OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

Our Board of Directors, by written consent dated as of November 29, 2013, approved changing our corporate name from “Your Event, Inc.” to “Hello Sports, Inc.” Management believes that changing our corporate name to Hello Sports, Inc. will more accurately reflect the Company's business operations.

Upon the expiration of the 20-day period following the filing of this Information Statement with the SEC and mailing of this Information Statement to our shareholders, we will file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to effect the Name Change, to be effective on the Effective Date. Once we complete the corporate name change, we will need to apply for a new Over-the-Counter Bulletin Board trading symbol and CUSIP number. We will report our new symbol and CUSIP number in a Current Report on Form 8-K once it is established.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 1 of the Certificate of Incorporation shall be as follows:

ARTICLE ONE

1. Name of corporation: Hello Sports, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company believes that the stockholders of the Company will benefit from the corporate name which will more accurately reflect the business focus of the Company. No assurances the corporate name change will have any effect on the business. The Board and the Majority Stockholders approved the above actions on December 20, 2013.

Vote Required

Pursuant to NRS 78.385 and NRS 78.390, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation in order to change our corporate name, which vote was obtained by the Board of Directors and majority written consent. As a result, the Corporate Name Change Amendment was approved and no further votes will be needed.

DISSENTER’S RIGHTS OF APPRAISAL

Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to the corporate name change and we will not independently provide the shareholders with any such right.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the corporate name change will become effective on [date], 2014, or as soon thereafter as is practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing the new corporate name will be deemed for all corporate purposes to evidence share ownership.

Our transfer agent, Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, Telephone: (303) 282-4800, Fax: (303) 282-5800, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of shares with the former corporate name are asked to surrender to the exchange agent certificates representing the former corporate for certificates with the new corporate name and new CUSIP number. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE, THEY NEED TO BE EXCHANGED FOR CERTIFICATES WITH THE NEW CORPORATE NAME AND NEW CUSIP NUMBER.

SUMMARY OF CORPORATE ACTIONS TO BE TAKEN

Below is a brief summary of the pending corporate actions:

  The Company shall change its corporate name from Your Event, Inc. to Hello Sports, Inc.

  This action has been approved by the Board and the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on [date], 2014, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about [date], 2014 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, December 20, 2013, the Company had 23,243,835 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On December 20, 2013, the holders of 17,290,000 shares (or approximately 74% of the 23,243,835 shares of Common Stock then outstanding), executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

Nevada Revised Statute 78.2055, provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders holding a majority of the voting power of the affected class or series may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
June Tsukamoto (2) Chairperson	Common	3,300,000	14.2%
Takahito Yasuki CEO/CFO/Director	Common	0	0%
Noboru Okuda(3) Secretary/Director	Common	1,500,000	6.4%
Kioko Tsukamoto Director		600,000	2.6%

Aiki Kobayashi(4) Director	Common	1,350,000	5.6%

Fumio Sebata External Director	Common	1,500,000	6.4%
Yasuo Matsuo External Director	Common	1,000,000	4.5%
Yoshiharu Uchida(5)
Shareholder	Common	5,868,993	25.2%
Billion Sino (Asia) Ltd. (6) Shareholder	Common	1,651,007	7.1%
Gaku Uehara(7)
Shareholder	Common	1,520,000	6.5%
Tooru Sugino
Shareholder	Common	2,000,000	8.6%
Directors and Officers as a Group
(7 Persons)	Common	9,250,000	39.7%

1)       Percent of Class is based on 23,243,835 common shares issued and outstanding.

2)       The number of shares does not include 600,000 common shares owned by Junko Top, the daughter of June Tsukamoto. Note, Kioko Tsukamoto, is the daughter of June Tsukamoto.

3)       Noboru Okuda, is President of C-Five Management, that beneficially owns 1,500,000 shares of Your Event.

4)       Aiki Kobayashi is an owner of Million Win Investments, a former Your Event shareholder, before they transferred their shares to their affiliated company Billion Sino that owns 1,651,007, shares not included in Mr. Kobayashi ownership numbers.

5)       Yoshiharu Uchida, 2-26-25 Kasuga-cho Nerima-Ward, Tokyo, Japan.

6)       Billion Sino, Unit 1006, 10F, Carnarvon Plaza, 20 Carnarvon Road Tsimshatsui, Kowloon, Hong Kong, P.R.C. Choi Sio Man, CEO of Billion Sino is beneficial owner who has the ultimate voting control over the shares held this entity.

7)       Gaku Uehara, 5-18-7 Nishi Ogikita, Suginami-Ku, Tokyo, Japan.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Annual Report on Form 10-K for the fiscal year ended August 31, 2012.

2. Periodic Reports on Form 10-Q for the quarter ended November 30, 2012, February 28, 2013 and May 31, 2013.

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Amendments described herein except to the extent that they are shareholders of the Company.

Item 4. Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5. Delivery of documents to security holders sharing an address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254, Telephone: (310) 698-0728.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the U. S. Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

By Order of the Board of Directors

/s/ Takahito Yasuki

Takahito Yasuki

Chief Executive Officer